Article I.AMENDED AND RESTATED BYLAWS
Article II.OF
Article III.ALASKA AIR GROUP, INC.
Article IV.As Amended and in Effect May 9, 2025
Article V.
Article I.
REGISTERED OFFICE AND AGENT
Article II.The registered office of the corporation is located at Corporation Service Company, 2711 Centerville Road, Suite 400, County of New Castle, Wilmington, Delaware 19808, and the name of its registered agent at such address is Corporation Service Company.
Article III.
STOCKHOLDERS
Section 1.Annual Meetings.
Article IV.A meeting of stockholders for the purpose of electing Directors and for the transaction of such other business as may properly be brought before the meeting shall be held annually at such date and time as shall be fixed by resolution of the Board of Directors. If the day fixed for the annual meeting of stockholders is a legal holiday such meeting shall be held on the next succeeding business day. The Board of Directors may postpone, reschedule or cancel any previously scheduled annual meeting of stockholders.
Section 2.Special Meetings.
Article V.Special meetings of stockholders for any purpose or purposes may be called at any time by a majority of the Board of Directors or by the Board Chair and shall be called by the Board of Directors upon written request to the Secretary of one or more holders of record owning not less than 10% of the total number of shares of the corporation entitled to vote on the matter or matters to be brought before the proposed special meeting. A stockholder request for a special meeting shall be directed to the Secretary and shall be signed by each stockholder, or a duly authorized agent of such stockholder, requesting the special meeting, and shall be accompanied by a written notice setting forth the information required by Section 9 of this Article II as to the business proposed to be conducted and any nominations proposed to be presented at the special meeting and as to the stockholder(s) proposing such business or nominations. A special meeting requested by stockholders in accordance with this Section 2 shall be held at such date, time and place within or without the State of Delaware as may be designated by the Board of Directors; provided, however, that the date of any such special meeting shall be not more than ninety (90) days after the request to call the special meeting is received by the Secretary. Notwithstanding the foregoing, a special meeting requested by stockholders shall not be held if (i) the stated business to be brought before the special meeting is not a proper subject for stockholder action under applicable law, or (ii) the Board of Directors has called or calls for an annual meeting of stockholders to be held within ninety (90) days after the Secretary receives the request for the special meeting and the Board of Directors determines in good faith that the business of such annual meeting includes (among any other matters

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properly brought before the annual meeting) the business specified in the special meeting request. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary; provided, however, that if, following such revocation, there are unrevoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting. Business transacted at a special meeting requested by stockholders shall be limited to the matters described in the special meeting request; provided, however, that nothing herein shall prohibit the Board of Directors from submitting additional matters to the stockholders at any special meeting requested by stockholders. Subject to the requirements of this Section 2, the Board of Directors may postpone, reschedule or cancel any previously scheduled special meeting of stockholders.
Section 3.Place of Meetings.
Article VI.All meetings of stockholders may be held at such places within or without the State of Delaware as shall be designated by the Board of Directors and stated in the notice of the meeting. In lieu of holding a meeting of stockholders at a designated place, the Board of Directors, in its sole discretion, may determine that any meeting of stockholders may be held solely by means of remote communications.
Section 4.Notice of Meetings.
Article VII.Except as otherwise provided by statute, notice of each meeting of stockholders shall be given not less than ten (10) and not more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting as of the record date for determining the stockholders entitled to notice of the meeting. Such notice shall state the place, if any (or the means of remote communication, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at the meeting), date and hour of the meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for determining the stockholders entitled to notice of the meeting) and, in the case of a special meeting, the general nature of the business to be transacted (no business other than that specified in the notice may be transacted).
Article VIII.When a meeting is adjourned to another time and place (if any), notice of the adjourned meeting need not be given if the time and place (if any) thereof and the means of remote communications (if any) by which stockholders and proxyholders may be deemed to be present in person and vote at such adjourned meeting are (i) announced at the meeting at which the adjournment is given, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxyholders to participate in the meeting by means of remote communication or (iii) set forth in the notice of meeting given in accordance with this Section 4. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting in accordance with Section 3 of Article VI of these Bylaws, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting as of the record date fixed for notice of the meeting.

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Section 5.Quorum and Required Vote.
Article IX.At any meeting of stockholders, the holders of record of a majority of the total number of shares of outstanding stock of the corporation entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business except as otherwise provided by statute or the Certificate of Incorporation of the corporation (as it may be amended and/or restated from time to time, the “Certificate of Incorporation”).
Article X.If a quorum is present at any meeting of stockholders, the affirmative vote of the holders of a majority of the stock present in person or represented by proxy and entitled to vote on the subject matter shall be the act of the stockholders, unless a different or minimum vote is required by the Certificate of Incorporation, these Bylaws, the rules or regulations of any national securities exchange upon which the corporation’s securities are then listed for trading, or any law or regulation applicable to the corporation or its securities, in which case such different or minimum vote shall be the applicable vote on the matter. Each Director shall be elected by the vote of a majority of the votes cast with respect to the Director’s election at any meeting of stockholders for the election of Directors at which a quorum is present, provided that if, as of the tenth (10th) day preceding the date the notice of the meeting is first sent to the stockholders of the corporation, the number of nominees exceeds the number of Directors to be elected (a “Contested Election”), the Directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of Directors. For purposes of clarity, it is stated that the provisions of the foregoing sentence do not apply to vacancies and newly created directorships filled by a vote of the Board of Directors under Section 2 of Article III of these Bylaws. For purposes of this Section 5, a majority of the votes cast means that the number of shares voted “for” a Director’s election exceeds the number of votes cast “against” that Director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast either “for” or “against” that Director’s election). In order for a nominee who already serves as a Director to become a nominee of the Board of Directors for further service on the Board of Directors, the Director shall have tendered, prior to the mailing of the proxy statement for the annual or special meeting at which he or she is to be nominated for election as a Director, an irrevocable resignation in accordance with Section 141(b) of the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”) that is contingent on (i) that person not receiving a majority of the votes cast in an election that is not a Contested Election, and (ii) acceptance of that resignation by the Board of Directors in accordance with policies and procedures adopted by the Board of Directors for that purpose. In the event a nominee who already serves as a Director fails to receive a majority of the votes cast in an election that is not a Contested Election, the Governance and Nominating Committee, or such other committee designated by the Board of Directors pursuant to these Bylaws, will make a recommendation to the Board of Directors on whether to accept or reject the resignation, or whether other action should be taken. The Board of Directors will act on the committee’s recommendation and publicly disclose its decision and the rationale behind it within ninety (90) days from the date of certification of the election results. The committee in making its recommendation and the Board of Directors in making its decision may each consider any factors and other information that they consider appropriate and relevant. The Director who tenders his or her resignation will not participate in the Board of Directors’ decision with respect

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to whether to accept or reject his or her resignation. If the Board of Directors accepts a Director’s resignation pursuant to this Section 5, or if a nominee for Director is not elected and the nominee does not already serve as a Director, then the Board of Directors may fill the resulting vacancy in accordance with the provisions of these Bylaws or may decrease the size of the Board of Directors in accordance with the provisions of these Bylaws. Directors shall hold office until the next annual meeting of stockholders and until their successors shall be duly elected.
Article XI.In the absence of a quorum at any meeting, (i) the chair of the meeting or (ii) the holders of a majority of the stock entitled to vote, present in person or represented by proxy at the meeting, may adjourn the meeting, from time to time in accordance with Section 8 of this Article II, until the holders of the number of shares requisite to constitute a quorum shall be present in person or represented at the meeting.
Section 6.Organization.
Article XII.At each meeting of stockholders, the Board Chair, or in his or her absence such person as shall have been designated by the Board of Directors, or in the absence of such designation a person elected by the holders of the majority in number of shares of stock present in person or represented by proxy and entitled to vote, shall act as chair of the meeting.
Article XIII.The Secretary, or in his or her absence, an Assistant Secretary or, in the absence of the Secretary and all of the Assistant Secretaries, any person appointed by the chair of the meeting, shall act as secretary of the meeting.
Article XIV.The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at such meeting by the chair of the meeting. The Board of Directors may adopt by resolution such rules or regulations for the conduct of meetings of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chair of any meeting of stockholders shall have the right and authority to postpone, convene and (for any or no reason) to adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chair, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chair of the meeting, may include, without limitation, (i) establishing an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present (including, without limitation, rules and procedures for removal of disruptive persons from the meeting), (iii) limitations on attendance or participation in such meeting to stockholders entitled to vote at the meeting and their duly authorized and constituted proxies, and such other persons as the chair will permit, (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof, and (v) limitations on the time allotted to questions or comments by participants. The chair of the meeting, in addition to making any other determinations that may be appropriate to the conduct of the meeting (including, without limitation, determinations with respect to the administration and/or interpretation of any of the rules, regulations or procedures of the meeting, whether adopted by the Board or prescribed by the chair of the meeting), shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and,

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if the chair should so determine, any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the chair of the meeting, meetings of stockholders will not be required to be held in accordance with rules of parliamentary procedure.
Section 7.Voting.
Article XV.The stockholders entitled to vote at any meeting of stockholders shall be only persons in whose name shares stand on the stock records of the corporation on the record date for the determination of stockholders entitled to vote at such meeting fixed in accordance with Section 3 of Article VI of these Bylaws. Unless otherwise provided in the Certificate of Incorporation or as required by law, at each meeting of stockholders, each holder of shares entitled to vote at such meeting shall be entitled to one vote, in person or by proxy, for each share of stock having voting power in respect of each matter upon which a vote is to be taken. The authorization of a person to act as proxy may be documented, signed and delivered in accordance with Section 116 of the Delaware General Corporation Law provided that such authorization shall set forth, or be delivered with, information enabling the corporation to determine the identity of the stockholder granting such authorization. Shares of the corporation’s capital stock shall neither be entitled to vote nor counted for quorum purposes if such shares belong to (i) the corporation, (ii) another corporation, if a majority of the shares entitled to vote in the election of Directors of such corporation is held, directly or indirectly, by the corporation or (iii) any other entity, if a majority of the voting power of such other entity is otherwise controlled, directly or indirectly, by the corporation; provided, however, that the foregoing shall not limit the right of the corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.
Section 8.Adjournment.
Section 9.Any meeting of stockholders, annual or special, whether or not a quorum is present, may be adjourned for any reason from time to time by either (i) the chair of the meeting or (ii) the stockholders by the vote of the holders of a majority of the stock entitled to vote thereon, present in person or represented by proxy at the meeting. At such adjourned meeting at which a quorum is present or represented, any business may be transacted which might have been transacted at the meeting as originally noticed.
Section 10.Notification of Stockholder Business and Nominations.
Article XVI.(A)    Annual Meetings of Stockholders.
Article XVII.(i)    Nominations for the election of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (1) pursuant to the corporation’s notice of meeting (or any supplement thereto), (2) by or at the direction of the Board of Directors or authorized committee thereof, or (3) by any stockholder of the corporation who is a stockholder of record at the time of giving the notice required by this Section 9, who is entitled to vote at the meeting and who complies with the notice procedures set forth in this Section 9, or (4) by any stockholder of the corporation who meets the requirements of and complies with the procedures set forth in Section 10 of this Article II. The number of

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nominees a stockholder may nominate for election at an annual meeting of stockholders shall not exceed the number of Directors to be elected at such annual meeting.
Article XVIII.(ii)     Except as otherwise required by law, for any nominations or other proposed business to be properly brought before an annual meeting of stockholders pursuant to clause (3) of paragraph (A)(i) of this Section 9, the stockholder shall have given timely notice thereof in writing to the Secretary setting forth the information required by this Section 9 and any such proposed business (other than nominations for the election of Directors) must constitute a proper matter for stockholder action. To be timely, written notice of such stockholder’s intent to make such nominations or propose such business pursuant to this Section 9 must be received by the Secretary at the principal executive offices of the corporation not later than the close of business on the ninetieth (90th) day, nor earlier than the close of business on the one hundred twentieth (120th) day, prior to the first anniversary of the preceding year’s annual meeting of stockholders (provided, however, that in the event that there was no annual meeting held in the previous year or the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by the stockholder must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting, nor later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the date of the first public disclosure, which may include any public filing by the corporation with the Securities and Exchange Commission (the “SEC”), of the Originally Scheduled Date of such meeting. In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. Notwithstanding anything to the contrary in the second sentence of this paragraph (A)(ii), in the event that the number of Directors to be elected to the Board of Directors of the corporation is increased effective at the annual meeting of stockholders and there is no public disclosure by the corporation (which may include any public filing by the corporation with the SEC) naming the nominees for any additional directorships at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting of stockholders, a stockholder’s notice required by this Section 9 shall also be considered timely, but only with respect to nominees for the additional directorships, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the date on which such public disclosure is first made by the corporation.
Article XIX.A stockholder’s notice required by this Section 9 shall set forth or provide:
Article XX.(1) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner;
Article XXI.(2) as to the stockholder giving the notice, a representation that the stockholder is a holder of record entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination or proposal;

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Article XXII.(3) as to the stockholder giving the notice and the beneficial owner, if any on whose behalf the nomination or proposal is made, and any of their respective affiliates or associates (such affiliates or associates, the “Stockholder Related Persons”):
Article XXIII.(a) the class or series and number of shares of capital stock of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner and any Stockholder Related Persons, including any shares of any class or series of capital stock of the corporation as to which such stockholder, beneficial owner or Stockholder Related Persons have a right to acquire beneficial ownership at any time in the future,
Article XXIV.(b) a description of any agreement, arrangement or understanding with respect to such nomination or proposal between or among such stockholder and/or such beneficial owner, Stockholder Related Persons, and any other person, including, in the case of a nomination, the nominee, including any agreements, arrangement or understandings relating to any compensation or payments to be paid to any such proposed nominee(s), pertaining to the nomination(s) or other business proposed to be brought before the meeting of stockholders (which description shall identify the name of each such person who is a party to such an agreement, arrangement or understanding),
Article XXV.(c) a description of any agreement, arrangement or understanding (including any derivative or short positions, profit interests, options, warrants, hedging transactions, convertible securities, stock appreciation or similar rights and borrowed or loaned shares) that has been entered into as of the date of the stockholder’s notice by, or on behalf of, such stockholder, beneficial owner and/or Stockholder Related Persons, whether or not such instrument or right shall be subject to settlement in underlying shares of capital stock of the corporation, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of such stockholder, beneficial owner or Stockholder Related Persons with respect to securities of the corporation,
Article XXVI.(d) ) a description of any proxy (other than a revocable proxy given in response to a public proxy solicitation made pursuant to, and in accordance with, the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), agreement, arrangement or understanding pursuant to which such stockholder, beneficial owner or Stockholder Related Persons have or share a right, directly or indirectly, to vote any shares of any class or series of capital stock of the corporation,
Article XXVII.(e) a representation whether such stockholder, beneficial owner or any Stockholder Related Person intends, or is part of a group which intends,

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Article XXVIII.(i) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the corporation’s outstanding capital stock required to elect the nominee or adopt the proposal,
Article XXIX.(ii) otherwise to solicit proxies from stockholders in support of such nomination or proposal,
Article XXX.(iii) to solicit proxies in support of any proposed nominee in accordance with Rule 14a-19 promulgated under the Exchange Act,
Article XXXI.(f) with respect to a nomination, the information required to be included in a notice to the corporation required by paragraph (b) of Rule 14a-19 promulgated under the Exchange Act, including a statement that such person intends to solicit the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the corporation’s nominees, and
Article XXXII.(g) any other information relating to such stockholder, beneficial owner or Stockholder Related Persons, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies for, as applicable, the proposal and/or for the election of Directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act, and the rules and regulations promulgated thereunder;
Article XXXIII.(4) as to each person whom the stockholder proposes to nominate for election as Director:
Article XXXIV. (a) such information regarding each nominee as would have been required to be included in a proxy statement or other filings required to be made in connection with solicitations of proxies for the election of Directors in an election contest, or is otherwise required had each nominee been nominated by the Board of Directors, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder,
Article XXXV.(b) the written consent of each nominee to being named as a nominee in any proxy statement relating to the meeting and to serve as a Director if elected,
Article XXXVI.(c) a completed and signed questionnaire, representation and agreement required by paragraph (C) of this Section 9, and

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Article XXXVII.(d) a description of all direct and indirect compensation and other material monetary arrangements, agreements or understandings during the past three (3) years, and any other material relationship, if any, between or concerning such stockholder, the beneficial owner and Stockholder Related Persons, on the one hand, and the proposed nominee or any of his or her affiliates or associates, on the other hand;
Article XXXVIII.(5) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
Article XXXIX.(6) the names and addresses of other stockholders and beneficial owners known by any stockholder giving the notice (and/or beneficial owner, if any, on whose behalf the nomination or proposal is made) to support financially such nomination or proposal, and to the extent known, the class and number of all shares of the corporation’s capital stock owned beneficially and/or of record by such other stockholder(s) and beneficial owner(s) (the disclosures to be made pursuant to the foregoing clauses (1) through (6) are referred to as “Disclosable Interests”); provided, however, that Disclosable Interests shall not include any such disclosures with respect to the ordinary course business activities of any broker, dealer, commercial bank, trust company or other nominee who otherwise would be required to disclose Disclosable Interests hereunder solely as a result of being the stockholder directed to prepare and submit the notice required by this Section 9 on behalf of a beneficial owner.
Article XL.The foregoing notice requirements of this Section 9 shall be deemed satisfied by a stockholder with respect to business other than a Director nomination if the stockholder has notified the corporation of his, her or its intention to present a proposal at an annual meeting of stockholders in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the corporation to solicit proxies for such annual meeting.
Article XLI.(B)    Special Meetings of Stockholders. Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the corporation’s notice of meeting (1) by or at the direction of the Board of Directors or any authorized committee thereof or (2) provided that the Board of Directors or stockholders pursuant to Section 2 of Article II have determined that Directors shall be elected at such meeting, by any stockholder of the corporation who is a stockholder of record at the time the notice required by this Section 9 is delivered to the Secretary, who is entitled to vote at the meeting and upon such election and who complies with the notice procedures set forth in this Section 9. The number of nominees a stockholder may nominate for election at a special meeting of stockholders shall not exceed the number of Directors to be elected at such special meeting.

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Article XLII.Nominations by stockholders of persons for election as Directors may be made at any special meeting called pursuant to Section 2 of this Article II if written notice of such stockholder’s intent to make such nominations is received by the Secretary at the principal executive offices of the corporation not earlier than the close of business on the one hundred twentieth (120th) day prior to such special meeting, nor later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the date of the first public disclosure, which may include any public filing by the corporation with the SEC, of the Originally Scheduled Date of such meeting, and such notice sets forth the information required by paragraph (A) of this Section 9. In no event shall the public announcement of an adjournment, recess or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder may propose other business at a special meeting of stockholders only in accordance with Section 2 of this Article II.
Article XLIII.(C)    Submission of Questionnaire, Representation and Agreement. To be eligible to be a nominee for election or reelection as a Director of the corporation, each person whom a stockholder proposes to nominate for election as Director must have previously delivered (with respect to a nomination made by a stockholder pursuant to this Section 9, in accordance with the time periods prescribed for delivery of notice under this Section 9), to the Secretary at the principal executive offices of the corporation, (1) a completed written questionnaire (in a form provided by the corporation upon written request) with respect to the background, qualifications, stock ownership and independence of such proposed nominee and (2) a written representation and agreement (in a form provided by the corporation upon written request) that such candidate for nomination (a) is not and will not become a party to (i) any agreement, arrangement or understanding with, and has not given and will not give any commitment or assurance to, any person or entity as to how such proposed nominee, if elected as a Director of the corporation, will act or vote on any issue or question in his or her capacity as a Director (a “Voting Commitment”) that has not been disclosed to the corporation or (ii) any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected as a Director of the corporation, with such proposed nominee’s fiduciary duties under applicable law, (b) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation or reimbursement for service as a Director that has not been disclosed therein, (c) if elected as a Director of the corporation, will comply with all applicable corporate governance, conflict of interest, confidentiality, stock ownership and trading and other policies and guidelines of the corporation applicable to Directors and in effect during such person’s term in office as a Director (and, if requested by any candidate for nomination, the Secretary of the corporation shall provide to such candidate for nomination all such policies and guidelines then in effect), and (d) if elected as a Director of the corporation, intends to serve as a Director for the full term for which such person is standing for election.
Article XLIV.(D)    General.
Article XLV.(1) Except as otherwise expressly provided in any applicable rule or regulation promulgated under the Exchange Act, only such persons who are nominated in

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accordance with the procedures set forth in this Section 9 or Section 10 of this Article II shall be eligible to be elected at an annual or, in the case of persons nominated in accordance with this Section 9, a special meeting of stockholders of the corporation to serve as Directors and only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 9. For the avoidance of doubt, in the case of the nomination of any persons for election as Director pursuant to this Section 9, a stockholder shall not be entitled to make additional or substitute nominations following the expiration of the time periods set forth in paragraphs (A) or (B) of this Section 9. Except as otherwise provided by law, the chair of the meeting (or, in advance of any meeting of stockholders, the Board of Directors or an authorized committee thereof) shall have the power and duty to (a) determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 9 (including whether the stockholder, beneficial owner, if any, on whose behalf the nomination or proposal is made, or any Stockholder Related Person solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder’s nominee or proposal in compliance with such stockholder’s representation as required by clauses (A)(ii)(3)(e) and (f) of this Section 9) and (b) if any proposed nomination or business was not made or proposed in compliance with this Section 9, declare that such nomination shall be disregarded or that such proposed business shall not be transacted.
Article XLVI.Notwithstanding the foregoing provisions of this Section 9, unless otherwise required by law, if the stockholder does not provide the information required by paragraph (D)(4) of this Section 9 within the time period for delivery prescribed therein or if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present the nomination or proposed business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 9, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or transmission, at the meeting of stockholders. Notwithstanding anything to the contrary in these Bylaws, unless otherwise required by law, if any stockholder, beneficial owner or Stockholder Related Person (i) provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act with respect to any proposed nominee (for the avoidance of doubt, such notice must be delivered within the time period provided in paragraph (A)(ii) of this Section 9 to be considered timely) and (ii) subsequently fails to comply with the requirements of Rule 14a-19 promulgated under the Exchange Act (or fails to timely provide reasonable evidence sufficient to satisfy the corporation that such stockholder has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the corporation’s proxy statement, notice of meeting or other proxy materials for any annual meeting (or any supplement thereto) and notwithstanding

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that proxies or votes in respect of the election of such proposed nominees may have been received by the corporation (which proxies and votes shall be disregarded). If any stockholder, beneficial owner or Stockholder Related Person provides notice pursuant to Rule 14a-19(b) promulgated under the Exchange Act, such stockholder shall deliver to the corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it or such beneficial owner or Stockholder Related Person has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act.
Article XLVII.(2) For purposes of this Section 9, “public announcement” shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or other national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
Article XLVIII.(3) Notwithstanding the foregoing provisions of this Section 9, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 9; provided, however, that any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 9 (including paragraphs (A) and (B) hereof), and compliance with paragraphs (A) and (B) of this Section 9 shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the last sentence of paragraph (A)(ii), matters brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as such rule may be amended from time to time, and other than as provided in Section 10 of this Article II). Nothing in this Section 9 shall be deemed to affect any rights (1) of stockholders to request inclusion of proposals in the corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or (2) of the holders of any series of preferred stock, if any, to elect Directors pursuant to any applicable provisions of the Certificate of Incorporation.
Article XLIX.(4) A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (given pursuant to paragraph (A) of this Section 9 or paragraph (B) of this Section 9, as applicable) shall update and supplement such notice to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for notice and voting at the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof. Any such update and supplement shall be delivered in writing to the Secretary of the corporation at the principal executive offices of the corporation (i) in the case of any update and supplement required to be made as of the record date for notice of the meeting, not later than five (5) days after the later of such record date and the public announcement of such record date and (ii) in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof, not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof. For the avoidance of doubt, the obligation

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to update and supplement as set forth in this Section 9 or any other section of these Bylaws shall not limit the corporation’s rights with respect to any deficiencies in any stockholder's notice, including, without limitation, any representation required herein, extend any applicable deadlines under these Bylaws or enable or be deemed to permit a stockholder who has previously submitted a stockholder's notice under these Bylaws to change any representation that was previously made pursuant to this Section 9, to amend or update any proposal or to submit any new proposal, including by changing or adding nominees, matters, business and/or resolutions proposed to be brought before a meeting of stockholders.
Article L.(5) For purposes of this Section 9, the following terms have the following meanings:
Article LI.(a) “affiliates” and “associates” shall have the meanings set forth in Rule 405 under the Securities Act of 1933, as amended;
Article LII.(b) “business day” means any day other than Saturday, Sunday or a day on which banks are closed in New York City, New York;
(c) “close of business” means 5:00 p.m. local time at the principal executive offices of the corporation on any calendar day, whether or not the day is a business day; and(d) “Originally Scheduled Date” of any meeting of stockholders shall be the date such meeting is scheduled to occur in the notice first given to stockholders regardless of whether such meeting is continued or adjourned or whether any subsequent notice is given for such meeting or the record date of such meeting is changed.
(6) Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
Section 11.Proxy Access for Director Nominations.
(A)Notwithstanding anything to the contrary in these Bylaws, whenever the Board of Directors solicits proxies with respect to the election of Directors at an annual meeting of stockholders, subject to the provisions of this Section 10, the corporation shall include in its proxy statement, form of proxy card and other applicable documents or filings with the SEC required in connection with the solicitation of proxies for the election of Directors for such annual meeting (the “corporation’s proxy materials”), in addition to any persons nominated for election by the Board of Directors or any committee thereof, the name of any person nominated for election to the Board of Directors pursuant to this Section 10 (the “Stockholder Nominee”) by an Eligible Stockholder (as defined below), and will include in its proxy statement for the annual meeting of stockholders the Required Information (as defined below), if the Eligible Stockholder satisfies the requirements of this Section 10 and expressly elects at the time of providing the notice required by this Section 10 (the “Notice of Proxy Access Nomination”) to have its Stockholder Nominee(s) included in the corporation’s proxy materials pursuant to this Section 10.

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(B)To qualify as an “Eligible Stockholder,” a stockholder or an eligible group of no more than 20 stockholders must have owned (as defined below) the Required Ownership Percentage (as defined below) of the corporation’s outstanding common stock (the “Required Shares”) continuously for the Minimum Holding Period (as defined below) as of both the date the Notice of Proxy Access Nomination is delivered to the Secretary of the corporation in accordance with this Section 10 and the close of business on the record date for determining the stockholders entitled to vote at the annual meeting of stockholders, and thereafter must continue to own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof). For purposes of this Section 10, the “Required Ownership Percentage” is 3% or more and the “Minimum Holding Period” is 3 years.
In the event the Eligible Stockholder consists of a group of stockholders, any and all requirements and obligations for an individual Eligible Stockholder that are set forth in this Section 10, including the Minimum Holding Period, shall apply to each member of such group; provided, however, that the Required Ownership Percentage shall apply to the ownership of the group in the aggregate. No person may be a member of more than one group of persons constituting an Eligible Stockholder for purposes of nominations pursuant to this Section 10 with respect to an annual meeting of stockholders. In addition, a group of any two or more funds that are under common management and investment control shall be treated as one stockholder for purposes of forming a group to qualify as an Eligible Stockholder. Whenever an Eligible Stockholder consists of a group of more than one stockholder, each provision in this Section 10 that requires the Eligible Stockholder to provide any written statements, representations, undertakings or agreements or to meet any other conditions shall be deemed to require each stockholder that is a member of such group to provide such statements, representations, undertakings or agreements and to meet such other conditions (which, if applicable, shall apply with respect to the portion of the Required Shares owned by such stockholder). When an Eligible Stockholder is comprised of a group, a violation of any provision of this Section 10 by any member of the group shall be deemed a violation by the entire group.
For purposes of this Section 10, an Eligible Stockholder shall be deemed to “own” only those outstanding shares of common stock of the corporation as to which the stockholder possesses both: (1) the full voting and investment rights pertaining to the shares and (2) the full economic interest in (including the opportunity for profit from and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (1) and (2) shall not include any shares (x) sold by such stockholder or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (y) borrowed by such stockholder or any of its affiliates for any purposes or purchased by such stockholder or any of its affiliates pursuant to an agreement to resell, or (z) subject to any option, warrant, forward contract, swap, contract of sale, other derivative or similar instrument, agreement or arrangement entered into by such stockholder or any of its affiliates, whether any such instrument, agreement or arrangement is to be settled with shares or with cash based on the notional amount or value of shares of outstanding common stock of the corporation, in any such case which instrument, agreement or arrangement has, or is intended to have, or if exercised by either party would have, the purpose or effect of (i) reducing in any manner, to any extent or at any time in the future, such stockholder’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (ii)

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hedging, offsetting or altering to any degree any gain or loss realized or realizable from maintaining the full economic ownership of such shares by such stockholder or its affiliates. An Eligible Stockholder shall “own” shares of common stock held in the name of a nominee or other intermediary so long as the stockholder retains the right to instruct how the shares are voted with respect to the election of Directors and possesses the full economic interest in the shares. A stockholder’s ownership of shares of common stock shall be deemed to continue during any period in which (1) the stockholder has loaned such shares, provided that the stockholder has the power to recall such loaned shares on three business days’ notice and provides a representation to the corporation that it will promptly recall such loaned shares upon being notified that any of its Stockholder Nominees will be included in the corporation’s proxy materials, or (2) the stockholder has delegated any voting power by means of a proxy, power of attorney or other instrument or arrangement which is revocable at any time by the stockholder. The terms “owned,” “owning” and other variations of the word “own” shall have correlative meanings. Whether outstanding shares of the common stock of the corporation are “owned” for these purposes shall be determined by the Board of Directors or any committee thereof, in each case, in its sole discretion. For purposes of this Section 10, the term “affiliate” or “affiliates” shall have the meaning ascribed thereto under rules and regulations promulgated under the Exchange Act. An Eligible Stockholder shall include in its Notice of Proxy Access Nomination the number of shares it is deemed to own for purposes of this Section 10.
(C)For purposes of this Section 10, the “Required Information” that the corporation will include in its proxy statement is (1) the information provided to the Secretary of the corporation concerning the Stockholder Nominee and the Eligible Stockholder that is required to be disclosed in the corporation’s proxy statement by applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder, and (2) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder, not to exceed 500 words, in support of the candidacy of the Stockholder Nominee(s), which must be delivered to the Secretary of the corporation at the time the Notice of Proxy Access Nomination required by this Section 10 is delivered (the “Statement”). Notwithstanding anything to the contrary contained in this Section 10, the corporation may omit from its proxy statement any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Section 10 shall limit the corporation’s ability to solicit against and include in the corporation’s proxy materials its own statements or other information relating to the Eligible Stockholder or any Stockholder Nominee.
(D)The maximum number of Stockholder Nominees nominated by all Eligible Stockholders that will be included in the corporation’s proxy materials with respect to an annual meeting of stockholders shall be the greater of (1) 20% of the total number of Directors in office (rounded down to the nearest whole number) as of the last day on which a Notice of Proxy Access Nomination may be timely delivered pursuant to and in accordance with this Section 10 (the “Final Proxy Access Nomination Date”), or (2) two. In the event that one or more vacancies for any reason occurs on the Board of Directors after the Final Proxy Access Nomination Date but before the date of the annual meeting of stockholders and the Board of Directors resolves to

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reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees eligible for inclusion in the corporation’s proxy materials pursuant to this Section 10 shall be calculated based on the number of Directors in office as so reduced. Any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 10 whom the Board of Directors decides to nominate as a nominee of the Board of Directors, and any individual nominated by an Eligible Stockholder for inclusion in the corporation’s proxy materials pursuant to this Section 10 but whose nomination is subsequently withdrawn, shall be counted as one of the Stockholder Nominees for purposes of determining when the maximum number of Stockholder Nominees provided for in this Section 10 has been reached. Any Eligible Stockholder submitting more than one Stockholder Nominee for inclusion in the corporation’s proxy materials pursuant to this Section 10 shall rank such Stockholder Nominees based on the order that the Eligible Stockholder desires such Stockholder Nominees to be selected for inclusion in the corporation’s proxy materials in the event that the total number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10 exceeds the maximum number of nominees provided for in this Section 10. In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Section 10 exceeds the maximum number of nominees provided for in this Section 10, the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Eligible Stockholder will be selected for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation’s outstanding common stock each Eligible Stockholder disclosed as owned in its respective Notice of Proxy Access Nomination submitted to the corporation. If the maximum number is not reached after the highest ranking Stockholder Nominee who meets the requirements of this Section 10 from each Eligible Stockholder has been selected, this process will continue as many times as necessary, following the same order each time, until the maximum number is reached.
(E)To be eligible to have its nominee included in the corporation’s proxy materials pursuant to this Section 10, an Eligible Stockholder shall have timely delivered, in proper form, a Notice of Proxy Access Nomination to the Secretary. To be timely, the Notice of Proxy Access Nomination must be addressed to the Secretary of the corporation and delivered to the Secretary of the corporation at the principal executive offices of the corporation in proper form not later than the close of business on the one hundred twentieth (120th) day, nor earlier than the close of business on the one hundred fiftieth (150th) day, prior to the first anniversary of the date the definitive proxy statement was first released to stockholders in connection with the preceding year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than thirty (30) days before or more than seventy (70) days after such anniversary date, notice by an Eligible Stockholder must be so delivered not earlier than the close of business on the one hundred fiftieth (150th) day prior to such annual meeting, nor later than the close of business on the later of the one hundred twentieth (120th) day prior to such annual meeting or the tenth (10th) day following the date of the first public disclosure, which may include any public filing by the corporation with the SEC, of the Originally Scheduled Date (as defined in Section 9) of such meeting.

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(F)To be in proper form for purposes of this Section 10, the Notice of Proxy Access Nomination to the Secretary must be in writing and shall include the following information:
(1)    one or more written statements from the record holder of the Required Shares (and from each intermediary through which the Required Shares are or have been held during the Minimum Holding Period) verifying that, as of a date within seven (7) calendar days prior to the date the Notice of Proxy Access Nomination is delivered to the Secretary of the corporation, the Eligible Stockholder owns, and has owned continuously for the Minimum Holding Period, the Required Shares, and the Eligible Stockholder’s agreement to provide, within five (5) business days after the record date for the annual meeting of stockholders, written statements from the record holder and intermediaries verifying the Eligible Stockholder’s continuous ownership of the Required Shares through the record date, together with a written statement by the Eligible Stockholder that such Stockholder will continue to own the Required Shares through the date of such annual meeting (and any postponement or adjournment thereof);
(2)    a copy of the Schedule 14N that has been or concurrently is filed with the SEC as required by Rule 14a-18 under the Exchange Act, as such rule may be amended;
(3)    the information, representations and agreements that are the same as those that would be required to be set forth in a stockholder’s notice of nomination pursuant to Section 9(A) of this Article II;
(4)    the questionnaire, representations, agreements and other information required by Section 9(C) of this Article II;
(5)    the consent of each Stockholder Nominee to being named in the corporation’s proxy materials as a nominee and to serving as a Director if elected;
(6)    a representation that the Eligible Stockholder (a) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control of the corporation, and that neither the Eligible Stockholder nor any Stockholder Nominee being nominated thereby presently has such intent, (b) intends to continue to own the Required Shares for at least one year following the date of the annual meeting of stockholders, (c) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than its Stockholder Nominee(s) being nominated pursuant to this Section 10, (d) has not engaged and will not engage in, and has not and will not be a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting of stockholders, other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (e) will not distribute to any stockholder of the corporation any form of proxy for the annual meeting of stockholders other than the form distributed by the corporation, and (f) has not provided and will not provide facts, statements and other information in its communications with the corporation and its stockholders that are not or will not be true and correct in all material respects or which omitted or will omit to state a material fact necessary in order to make such information, in light of the circumstances under which it is or will be made or provided, not misleading;

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(7)    an undertaking that the Eligible Stockholder agrees to: (a) assume all liability stemming from any legal or regulatory violation arising out of communications with the stockholders of the corporation by the Eligible Stockholder, its affiliates and associates or their respective agents or representatives, either before or after providing a Notice of Proxy Access Nomination pursuant to this Section 10, or out of the information that the Eligible Stockholder or its Stockholder Nominee(s) provided to the corporation pursuant to this Section 10 or otherwise in connection with the inclusion of such Stockholder Nominee(s) in the corporation’s proxy materials pursuant to this Section 10, (b) indemnify and hold harmless the corporation and each of its Directors, officers and employees individually against any liability, loss or damages in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its Directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Section 10, (c) comply with all applicable laws and regulations with respect to any solicitation, or applicable to the filing and use, if any, of soliciting material, in connection with the annual meeting of stockholders, and (d) file with the SEC any solicitation or other communication with the corporation’s stockholders relating to the meeting at which the Stockholder Nominee will be nominated, regardless of whether any such filing is required under Regulation 14A of the Exchange Act or whether any exemption from filing is available thereunder; and
(8)    in the case of a nomination by a group of stockholders that together is an Eligible Stockholder, the designation by all group members of one group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination.
The corporation may also require each Eligible Stockholder and Stockholder Nominee to furnish such additional information as may reasonably be necessary to permit the Board of Directors to determine if each Stockholder Nominee is independent under the listing standards of the principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s Directors or as may reasonably be required by the corporation to determine that the Eligible Stockholder meets the criteria for qualification as an Eligible Stockholder.
(G)In the event that any facts, statements or other information provided by the Eligible Stockholder or the Stockholder Nominee to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true and correct in all material respects or omits a material fact necessary to make such information, in light of the circumstances under which it is made or provided, not misleading, each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary of the corporation of any defect in such previously provided information and of the information that is required to correct any such defect; it being understood that providing any such notification shall not be deemed to cure any defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials as provided in this Section 10.
(H)The corporation shall not be required to include, pursuant to this Section 10, a Stockholder Nominee in the corporation’s proxy materials for any meeting of stockholders (1)

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for which the Secretary of the corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors pursuant to the advance notice requirements for stockholder nominees for Director set forth in Section 9 of this Article II, (2) if the Eligible Stockholder who has nominated such Stockholder Nominee has engaged in or is currently engaged in, or has been or is a “participant” in, another person’s “solicitation” within the meaning of Rule 14a-1(l) under the Exchange Act in support of the election of any individual as a Director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, (3) if such Stockholder Nominee is not independent under the listing standards of each principal U.S. exchange upon which the common stock of the corporation is listed, any applicable rules of the SEC and any publicly disclosed standards used by the Board of Directors in determining and disclosing independence of the corporation’s Directors, in each case as determined by the Board of Directors in its sole discretion, (4) if the election of such Stockholder Nominee as a member of the Board of Directors would cause the corporation to be in violation of these Bylaws, the Certificate of Incorporation, the rules and listing standards of the principal U.S. exchange upon which the common stock of the corporation is traded, or any applicable state or federal law, rule or regulation, (5) if such Stockholder Nominee is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, (6) if such Stockholder Nominee is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in such a criminal proceeding within the past ten (10) years, (7) if such Stockholder Nominee is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended, (8) if such Stockholder Nominee or the applicable Eligible Stockholder shall have provided information to the corporation in respect to such nomination that was untrue in any material respect or omitted to state a material fact necessary in order to make the statement made, in light of the circumstances under which they were made, not misleading, as determined by the Board of Directors or any committee thereof, in each case, in its sole discretion, or (9) if the Eligible Stockholder who has nominated such Stockholder Nominee or such Stockholder Nominee otherwise contravenes any of the agreements or representations made by such Eligible Stockholder or Stockholder Nominee or fails to comply with its obligations pursuant to this Section 10.
(I)Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by law, if (1) the Stockholder Nominee(s) and/or the applicable Eligible Stockholder shall have breached its or their obligations under this Section 10, as determined by the Board of Directors or the chair of the meeting of stockholders, in each case, in its, his or her sole discretion, or (2) the Eligible Stockholder (or a qualified representative thereof) does not appear at the annual meeting of stockholders to present the nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders

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and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or transmission, at the meeting of stockholders.
(J)Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders but either (1) withdraws from or becomes ineligible or unavailable for election to the Board of Directors at such annual meeting, or (2) does not receive at least 25% of the votes cast in favor of such Stockholder Nominee’s election at such annual meeting, will be ineligible to be a Stockholder Nominee pursuant to this Section 10 for the next two annual meetings of stockholders. For the avoidance of doubt, this Section 10(J) shall not prevent any stockholder from nominating any person to the Board of Directors pursuant to and in accordance with Section 9 of this Article II.
(K)This Section 10 shall be the exclusive method for stockholders to include nominees for election to the Board of Directors in the corporation’s proxy materials.
Section 11.     Delivery to the Corporation.
Whenever this Article II requires one or more persons (including a record or beneficial owner of shares of the corporation) to deliver a document or information to the corporation or any officer, employee or agent thereof (including any notice, request, questionnaire, revocation, representation or other document or agreement), such document or information shall be in writing exclusively (and not in an electronic transmission) and shall be delivered to the principal executive offices of the corporation exclusively by hand (including, without limitation, overnight courier service) or by certified or registered mail, return receipt requested, and the corporation shall not be required to accept delivery of any document not in such written form or so delivered. For the avoidance of doubt, except as permitted in Section 7 of this Article II, the corporation expressly opts out of Section 116 of the General Corporation Law with respect to the delivery of information and documents to the corporation required by this Article II.
Article LIII.
BOARD OF DIRECTORS
Section 1.Number, Qualification and Term of Office.
Article LIV.A majority of the members of the Board of Directors shall not be employees of the corporation. These Bylaws shall not be amended to change the requirement for a majority of Directors to be non-employee Directors unless approved by a vote of the stockholders, or by a vote of a majority of the non-employee Directors. The number, qualification and term of office of the Directors shall be as set forth in the Certificate of Incorporation.
Section 2.Vacancies.
Article LV.Vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director.

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Section 3.Resignations.
Article LVI.Any Director may resign at any time upon notice in writing or by electronic transmission to the corporation. Such resignation shall take effect when the notice is delivered or at any later date specified therein; and the acceptance of such resignation shall not be necessary to make it effective. If the resignation is effective at a future time, a successor may be elected to take office when the resignation becomes effective.
Section 4.Meetings.
Article LVII.Meetings of the Board of Directors for any purpose or purposes may be called at any time by the Board Chair, the President, the Chief Executive Officer or a majority of the Board of Directors. The Board of Directors may hold its regular meetings at such place within or without the State of Delaware as the Board Chair or in his or her absence a majority of Directors from time to time may determine. Special meetings of the Board of Directors may be held at any place within or without the State of Delaware as designated in the notice of meeting.
Article LVIII.Regular meetings of the Board of Directors may be held without notice if the time and place of such meetings are fixed by the Board of Directors. Notice of each special meeting shall be given by the Board Chair, the Chief Executive Officer, the Secretary or any Assistant Secretary or their delegates to each Director by mail at least four (4) days prior to the time fixed for the meeting, or personally or by telephone, facsimile transmission, electronic mail or other means of electronic transmission at least twenty-four (24) hours prior to the time fixed for the meeting, unless, in case of exigency, the Board Chair shall prescribe a shorter notice. Notice of a meeting need not be given to a Director (i) who waives (in writing or by electronic transmission) notice of or consents to holding of the meeting or approves the minutes thereof, whether before or after the time of the meeting, or (ii) who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Director. The notice of meeting shall state the time and place of the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.
Section 5.Quorum and Manner of Acting.
Article LIX.Except as otherwise provided by statute, the Certificate of Incorporation, or these Bylaws, the presence of a majority of the total number of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the Directors present at any such meeting at which a quorum is present shall be the act of the Board of Directors. A majority of the Directors present, whether or not constituting a quorum, may adjourn any meeting to another time or place. If the meeting is adjourned for more than twenty-four (24) hours, then notice of the time and place of the adjourned meeting will be given before the adjournment meeting takes place, in the manner specified in Section 4 of this Article III, to the Directors who were not present at the time of the adjournment.

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Section 6.Organization.
Article LX.At every meeting of the Board of Directors, the Board Chair or, in his or her absence, a Director chosen by a majority of the Directors present shall act as chair of the meeting. The Secretary, or in his or her absence, an Assistant Secretary, or in the absence of the Secretary and all the Assistant Secretaries, any person appointed by the chair of the meeting, shall act as secretary of the meeting.
Section 7.Consent of Directors in Lieu of Meeting.
Article LXI.Unless otherwise restricted by the Certificate of Incorporation or by these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or any committee designated by the Board, may be taken without a meeting if all members of the Board of Directors or committee consent thereto in writing or by electronic transmission. Any such consent may be documented, signed and delivered in any manner permitted by Section 116 of the Delaware General Corporation Law. After such action is taken, the consent or consents relating thereto shall be filed with the minutes of the proceedings of the Board of Directors or committee in the same paper or electronic form as the minutes are maintained.
Section 8.Telephonic Meetings.
Article LXII.Members of the Board of Directors, or any committee designated by the Board, may participate in a meeting of the Board of Directors or committee by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in such a meeting shall constitute presence in person at such meeting.
Article LXIII.
COMMITTEES OF THE BOARD OF DIRECTORS
Section 1.Committees.
Article LXIV.The corporation hereby elects to be governed by Section 141(c)(2) of the Delaware General Corporation Law. The Board of Directors may designate one or more committees, consisting of one or more Directors, as it may from time to time determine, and each such committee shall serve for such term and shall have and may exercise such duties, functions and powers which are not inconsistent with applicable law as the Board of Directors may from time to time prescribe. The Chair of each such committee shall be designated by the Board of Directors.
Section 2.Meetings; Books and Records.
Article LXV.Meetings and actions of committees will be governed by, and held and taken in accordance with, the provisions of Article III of these Bylaws applicable to meetings and actions of the Board, with such changes in the context of such sections of these Bylaws as are necessary to substitute the committee and its members for the Board of Directors and its members; provided, however, that the time and date of regular meetings of committees may be determined either by resolution of the Board of Directors or by resolution of the committee, and

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that special meetings of committees may also be called by resolution of the Board of Directors. Each committee shall keep a record of its acts and proceedings, and all actions of the committee shall be reported to the Board of Directors at the next meeting of the Board.
Section 3.Quorum and Manner of Action.
Article LXVI.At each meeting of any committee the presence of a majority of the members of such committee shall be necessary to constitute a quorum for the transaction of business, and if a quorum is present the concurrence of a majority of those present shall be necessary for the taking of any action.
Article LXVII.
OFFICERS
Section 1.Number.
Article LXVIII.The officers of the corporation shall be a Chief Executive Officer, a President, a Chief Financial Officer, a Secretary, and such other officers, including but not limited to a Treasurer, as may be elected by the Board of Directors. In addition to officers elected by the Board of Directors in accordance with the foregoing sentence, the corporation may have one or more appointed Vice Presidents, Assistant Secretaries, Assistant Treasurers, Assistant Controllers or other officers as may be designated from time to time and appointed by the Board of Directors or the Chief Executive Officer. Any number of offices may be held by the same person.
Section 2.Election, Term of Office and Qualifications.
Article LXIX.The officers of the corporation shall serve at the pleasure of the Board of Directors and shall hold office until his or her successor shall have been duly elected and qualified, or until he or she shall have died, resigned or been removed in the manner hereinafter provided.
Section 3.Resignations.
Article LXX.Any officer may resign at any time upon notice given in writing or by electronic transmission to the corporation without prejudice to the rights, if any, of the corporation under any contract to which the officer is a party. Such resignation shall take effect on the date of its receipt, or on any later date specified therein; and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.
Section 4.Removals.
Article LXXI.Any officer elected or appointed by the Board of Directors may be removed, with or without cause, by the Board of Directors. Any officer appointed by the Chief Executive Officer may be removed, with or without cause, by the Chief Executive Officer or the Board of Directors. The officer’s removal shall be without prejudice to the contract rights, if any, of the person so removed.

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Section 5.Vacancies.
Article LXXII.Any vacancy occurring in any office of the corporation shall be filled for the unexpired portion of the term in the same manner as prescribed in these Bylaws for regular election or appointment to such office.
Section 6.Compensation of Officers.
Article LXXIII.Subject to applicable law or any applicable rule or regulation, including any rule or regulation of any national securities exchange upon which the corporation’s securities are then listed for trading, the compensation of all officers elected by the Board of Directors shall be approved or authorized by the Board of Directors, by a committee of the Board of Directors to whom such authority has been delegated or by the Board Chair (when so authorized by the Board of Directors), and the compensation of all officers appointed by the Chief Executive Officer shall be set by the Chief Executive Officer.
Section 7.Chief Executive Officer.
Article LXXIV.The Chief Executive Officer of the corporation shall have the general and active management of the business of the corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed. He or she shall perform all duties incident to the office of Chief Executive Officer and such other duties as may from time to time be assigned to him or her by the Board of Directors or these Bylaws. The Chief Executive Officer shall have the power to vote all securities of any other entity held by the corporation, except as may be otherwise determined by the Board.
Section 8.President.
Article LXXV.The President shall have the general and active management of the business of the corporation and general and active supervision and direction over the other officers, agents and employees and shall see that their duties are properly performed, subject, however, to the direction of the Chief Executive Officer if the Chief Executive Officer and President offices are not occupied by the same person. The President shall perform all duties incident to the office of President and such other duties as may be assigned by the Board of Directors or these Bylaws.
Section 9.Chief Financial Officer.
The Chief Financial Officer shall control, audit and arrange the financial affairs of the corporation, consistent with the responsibilities delegated by the Chief Executive Officer. The Chief Financial Officer or the Treasurer or one or more Assistant Treasurers shall receive and deposit all monies belonging to the corporation and shall pay out the same only in such manner as the Board of Directors may from time to time determine. The Chief Financial Officer shall have such other duties as may be assigned by the Board of Directors or a duly authorized committee thereof.

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Section 10.Secretary.
Article LXXVI.The Secretary or one or more Assistant Secretaries shall attend all meetings of the Board of Directors and all meetings of stockholders and act as secretary thereof, shall record all votes and the minutes of all proceedings in a book to be kept for that purpose, and shall perform like duties for any committee of the Board of Directors when required. The Secretary shall be given other duties as pertain to his or her office. The Secretary shall keep in safe custody the seal of the corporation and when authorized by the Board of Directors, affix it, when required, to any instrument. An Assistant Secretary shall perform the duties of the Secretary in the event of his or her absence or disability and shall perform such other duties as may be imposed upon him or her by the Board of Directors.
Section 11.Absence or Disability of Officers.
Article LXXVII.In the absence or disability of the Chief Executive Officer, the President or the Chief Financial Officer, the Board of Directors may designate, by resolution, individuals to perform the duties of the absent or disabled officer. The Board of Directors may also delegate this power to a committee.
Article LXXVIII.
STOCK CERTIFICATES AND TRANSFER THEREOF
Section 1.Stock Certificates.
Article LXXIX.The shares of the corporation shall be represented by certificates, provided that the Board of Directors may authorize by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the corporation. Notwithstanding the adoption of any resolution providing for uncertificated shares, every holder of stock in the corporation shall be entitled to have a certificate signed by, or in the name of, the corporation by any two authorized officers of the corporation (it being understood that each of the Chief Executive Officer, President, Chief Financial Officer, Treasurer, Assistant Treasurer, Secretary or Assistant Secretary shall be an authorized officer for such purpose), certifying the number of shares, and the class and series thereof, owned by the stockholder in the corporation. Any and all of the signatures on the certificate may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent or registrar at the date of issue.
Section 2.Lost, Destroyed or Mutilated Certificates; Transfers of Stock.
Article LXXX.In the case of loss or destruction of a certificate of stock, no new certificate or uncertificated shares shall be issued in lieu thereof except upon satisfactory proof to the Secretary of such loss or destruction; and upon the giving of satisfactory security, by bond or otherwise, against loss to the corporation, if such is deemed to be required.

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Article LXXXI.In addition, shares of capital stock of the corporation shall be transferable in the manner prescribed by law and in these Bylaws. Shares of capital stock of the corporation shall only be transferred on the books of the corporation by the holder of record thereof or by such holder’s attorney duly authorized in writing, upon surrender to the corporation of the certificate or certificates representing such shares endorsed by the appropriate person or persons (or, with respect to uncertificated shares, by delivery of duly executed instructions or in any other manner permitted by applicable law), with such evidence of the authenticity of such endorsement or execution, transfer, authorization, or other matters as the corporation may reasonably require, and the payment of all taxes thereon.
Section 3.Record Date.
In order that the corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof or entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not (A) in the case of determination of stockholders entitled to notice of any meeting of stockholders or adjournment thereof, be more than sixty (60) nor less than ten (10) days before the date of such meeting, and (B) in the case of determination of stockholders entitled to express consent to corporate action in writing without a meeting, be more than ten (10) days from the date upon which the resolution fixing the record date is adopted by the Board of Directors. If the Board of Directors shall fix a record date for determining the stockholders entitled to notice of a meeting of stockholders or any adjournment thereof, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

Article LXXXII.In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not be more than sixty (60) days prior to such other action.

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Article LXXXIII.
INDEMNIFICATION
Section 1.Right to Indemnification.
Article LXXXIV.Each person who was or is a party or is threatened to be made a party to or is otherwise involved (including, without limitation, as a witness) in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a Director or officer of the corporation or that, being or having been such a Director or officer of the corporation, he or she is or was serving at the request of the corporation as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is alleged action in an official capacity as a Director, officer, employee or agent or in any other capacity while serving as a Director, officer, employee or agent, shall be indemnified and held harmless by the corporation to the full extent permitted by the Delaware General Corporation Law, as the same exists or may hereafter be amended or by other applicable law as then in effect, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) actually and reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a Director, officer, employee, or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that except as provided in Section 3 of this Article VII with respect to proceedings seeking to enforce rights to indemnification, the corporation shall indemnify any such indemnitee seeking indemnification in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the Board of Directors of the corporation. The right to indemnification conferred in this Article VII shall be a contract right.
Section 2.Advance of Expenses.
The corporation will advance, to the fullest extent permitted by law, to any indemnitee, prior to the final disposition of the proceeding, all expenses reasonably incurred by any such person in connection with defending such proceeding, upon receipt of a request therefor; provided, however, that an advancement of expenses incurred by an indemnitee in his or her capacity as a Director or officer of the corporation shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”) by or on behalf of such indemnitee to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under this Section 2 or otherwise. Notwithstanding the foregoing, the obligation of the corporation to advance expenses pursuant to this Section 2 shall be subject to the condition that, if, when and to the extent the corporation determines, at any time prior to the final disposition of the proceedings, that the indemnitee would not be permitted to be indemnified under applicable law, the corporation shall be entitled to be reimbursed, within thirty (30) days of such determination, by the indemnitee (who shall agree to reimburse the corporation as a condition to receipt of any such advances) for all such amounts theretofore paid; provided,

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however, that if the indemnitee has commenced or thereafter commences legal proceedings in a court of competent jurisdiction to secure a determination that the indemnitee may be indemnified under applicable law, any determination made by the corporation that the indemnitee would not be permitted to be indemnified under applicable law shall not be binding and the indemnitee shall not be required to reimburse the corporation for any advance of costs or expenses until a final judicial determination is made with respect thereto (as to which all rights of appeal therefrom have been exhausted or lapsed).
Section 3.Right of Indemnitee to Bring Suit.
Article LXXXV.If a claim under Section 1 or Section 2 of this Article VII is not paid in full by the corporation within sixty (60) days after a written claim has been received by the corporation, except in the case of a claim for advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, the indemnitee shall be entitled to be paid also the expense of prosecuting such suit. The indemnitee shall be presumed to be entitled to indemnification under this Article VII upon submission of a written claim (and, in an action brought to enforce a claim for advancement of expenses, where the required undertaking is required, has been tendered to the corporation), and thereafter the corporation shall have the burden of proof to overcome the presumption that the indemnitee is not so entitled. Neither the failure of the corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances nor an actual determination by the corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the indemnitee is not entitled to indemnification shall be a defense to the suit or create a presumption that the indemnitee is not so entitled.
Section 4.Nonexclusivity of Rights; Amendment or Repeal.
Article LXXXVI.The right to indemnification and to the advancement of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, provision of the Certificate of Incorporation, these Bylaws, any agreement, a vote of stockholders or disinterested Directors or otherwise. A right to indemnification or to advancement of expenses arising under a provision of this Article VII shall not be eliminated or impaired by an amendment to such provision after the occurrence of the act or omission that is the subject of the civil, criminal, administrative or investigative action, suit or proceeding for which indemnification or advancement of expenses is sought.
Section 5.Insurance, Contracts and Funding.
Article LXXXVII.The corporation may maintain insurance, at its expense, to protect itself and any Director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the corporation would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law. The corporation may without

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further stockholder approval, enter into contracts with any indemnitee in furtherance of the provisions of this Article VII and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Article VII.
Section 6.Persons Serving Other Entities.
Article LXXXVIII.Any person who is or was a Director or officer of the corporation who is or was serving as a Director, officer, employee or agent of another corporation of which a majority of the shares entitled to vote in the election of its Directors is held by the corporation shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses under Section 1 and Section 2 of this Article VII. The corporation’s obligation, if any, to indemnify any person who was or is serving at its request as a Director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust or other enterprise.
Section 7.Indemnification of Employees and Agents of the Corporation.
Article LXXXIX.The corporation may, by action of its Board of Directors, grant rights to indemnification and advancement of expenses to any employee or agent, or any group or groups of employees or agents, of the corporation with the same scope and effect as the provisions of this Article VII with respect to the indemnification and advancement of expenses of Directors and officers of the corporation.
Section 8.Severability.
Article XC.If any provision or provisions of this Article VII will be held to be invalid, illegal or unenforceable for any reason whatsoever: (i) the validity, legality and enforceability of the remaining provisions of this Article VII (including, without limitation, each portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable, that is not itself held to be invalid, illegal or unenforceable) will not in any way be affected or impaired thereby; and (ii) to the fullest extent possible, the provisions of this Article VII (including, without limitation, each such portion of any paragraph of this Article VII containing any such provision held to be invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.
Article XCI.
CHECKS, DRAFTS, BANK ACCOUNTS, ETC.
Section 1.Checks, Drafts, Etc.
Article XCII.All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers or agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the Board of Directors or by such officers of the corporation as

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may be designated by the Board of Directors to make such determination. Such authority may be general or confined to specific circumstances.
Section 2.Deposits.
Article XCIII.All funds of the corporation shall be deposited, from time to time, to the credit of the corporation in such banks, trust companies or other depositories as the Board of Directors may select, or as may be selected by any officer or officers or agent or agents of the corporation to whom such power may, from time to time, be delegated by the Board of Directors; and for the purpose of such deposit, any officer or agent to whom such power may be delegated by the Board of Directors, may endorse, assign and deliver checks, drafts and other orders for the payment of money which are payable to the order of the corporation.
Article XCIV.
NOTICES
Article XCV.Whenever notice is required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws, to be given to any Director, member of a committee or stockholder, such notice may be given by mail, or by other means of written communication or electronic transmission (including, without limitation, calendar invitation sent by electronic mail or other electronic transmission), addressed to such Director, member of a committee or stockholder, at such person’s address or electronic mail address, as applicable, as it appears on the books of the corporation or as given by such person to the corporation for the purpose of notice and shall be given: (a) if mailed, when such notice is deposited in the United States mail, postage prepaid; (b) if delivered by courier service, the earlier of when the notice is received or left at such person’s address; or (c) if given by electronic mail, when directed to such person’s electronic mail address unless such person has notified the corporation in writing or by electronic transmission of an objection to receiving notice by electronic mail or such notice is prohibited by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws. A notice to a stockholder by electronic mail must include a prominent legend that the communication is an important notice regarding the corporation. Except as otherwise required by law, notice may also be given personally, or by telephone, facsimile transmission, or other electronic transmission. Telephone notice shall be deemed to be given when such person or his or her agent is personally given such notice in a telephone call to which such person or his or her agent is a party. Facsimile transmission notice shall be deemed to be given when directed to a number at which such person has consented to receive notice. Without limiting the manner by which notice otherwise may be given effectively to stockholders, but subject to Section 232(e) of the Delaware General Corporation Law, any notice to stockholders given by the corporation under the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws shall also be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given. Any such consent shall be revocable by the stockholder by written notice or electronic transmission to the corporation. Notice given by posting on an electronic network together with a separate notice of such specific posting shall be deemed to be given upon the later to occur of (A) such posting and (B) the giving of such separate notice of such posting. Other electronic transmission notice shall be deemed to be given when directed to such person in the manner in which such person has consented to receive such notice. For a

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notice to stockholders, notice shall be deemed to have been given to all stockholders of record who share an address if notice is given in accordance with the “householding” rules set forth in Rule 14a-3(e) under the Exchange Act and Section 233 of the Delaware General Corporation Law.
Article XCVI.ARTICLE X.
FORUM SELECTION
Article XCVII.Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware or, if such court does not have subject matter jurisdiction thereof, the federal district court of the state of Delaware, shall, to the fullest extent permitted by law, be the sole and exclusive forum for (1) any derivative action or proceeding brought on behalf of the corporation, (2) any action asserting a claim of breach of a fiduciary duty owed by any current or former director, officer, other employee or stockholder of the corporation to the corporation or the corporation’s stockholders, (3) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware, or (4) any action asserting a claim governed by the internal affairs doctrine.  Any person or entity purchasing or otherwise acquiring or holding any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article X.]
Article XCVIII.ARTICLE XI.
AMENDMENTS
Article XCIX.These Bylaws may be altered or repealed and new bylaws may be made by the affirmative vote of a majority of the Board of Directors, subject to the right of the stockholders to amend or repeal these Bylaws, including bylaws made or amended by the Board of Directors, or to adopt new bylaws, by the affirmative vote of a majority of the outstanding stock of the corporation entitled to vote thereon at any meeting of stockholders, provided that notice of the proposed action be included in the notice of such meeting. Except as otherwise provided by the Delaware General Corporation Law, any bylaws made or altered by the stockholders may be altered or repealed by either the Board of Directors or the stockholders.
Article C.ARTICLE XII
Article CI.CERTAIN PROVISIONS WITH RESPECT TO NON-U.S. CITIZENS
Section 1.Foreign Stock Record.
Article CII.In furtherance of Article 11 of the Certificate of Incorporation, all shares of capital stock of the corporation shall be subject to the following provisions.
Article CIII.(A)    The corporation or any transfer agent for the corporation authorized by the corporation for such purpose shall maintain the Foreign Stock Record for the registration of Voting Stock owned (beneficially or of record) and/or controlled by Non-U.S. Citizens. Each stockholder who is a Non-U.S. Citizen shall within five (5) business days of

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acquiring any Voting Stock, register his, her or its Voting Stock in the Foreign Stock Record. Only Voting Stock that has been issued and is outstanding may be registered in the Foreign Stock Record. The Foreign Stock Record shall include (i) the name and citizenship of each Non-U.S. Citizen owning (beneficially or of record) and/or controlling Voting Stock, (ii) the number of shares of Voting Stock owned (beneficially or of record) and/or controlled by each such Non-U.S. Citizen and (iii) the date of registration of such Voting Stock in the Foreign Stock Record.
Article CIV.(B)    Registration of the ownership of Voting Stock by Non-U.S. Citizens in the Foreign Stock Record shall be effected by written notice to, and in the form specified from time to time by, the Secretary of the corporation. Subject to the limitations set forth in this Section 1(B), the order in which such Voting Stock shall be registered on the Foreign Stock Record shall be chronological, based on the date the corporation received notice to so register such Voting Stock; provided, that any Non-U.S. Citizen who purchases or otherwise acquires Voting Stock that is registered on the Foreign Stock Record and who registers such Voting Stock in his, her or its own name within 30 days of such acquisition will be deemed for purposes of Article 11 of the Certificate of Incorporation and this Article XII to have assumed the position of the seller of such Voting Stock in the chronological order of Voting Stock registered on the Foreign Stock Record.
Article CV.(C)    The corporation may by notice in writing (which may be included in the form of proxy, voting instruction or ballot distributed to stockholders in connection with the annual meeting or any special meeting of the stockholders of the corporation, or otherwise) require any Person that is a holder of record of Voting Stock or that the corporation knows to have, or has reasonable cause to believe has, beneficial ownership and/or control of Voting Stock to certify in such manner as the corporation shall deem appropriate (including by way of execution of any form of proxy, voting instruction or ballot by such Person) that, to the knowledge of such Person:
Article CVI.(i) all Voting Stock as to which such Person has record ownership or beneficial ownership is owned and/or controlled only by U.S. Citizens; or
Article CVII.(ii) the number and class or series or type of Voting Stock owned (beneficially or of record) and/or controlled by Persons who are Non-U.S. Citizens are as set forth in such certification.
Article CVIII.(iii)    With respect to any Voting Stock identified in response to Section 1(C)(ii) of this Article XII, the corporation may require such Person to provide such further information as the corporation may reasonably require in order to implement the provisions of Article 11 of the Certificate of Incorporation and this Article XII.
Article CIX.(iv)    Each certificate, if any, or any notice in lieu of any certificate, for shares of capital stock shall bear a legend in substantially the following form:
Article CX.THE VOTING STOCK REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO VOTING RESTRICTIONS WITH RESPECT TO SHARES OF VOTING STOCK HELD BY PERSONS

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OR ENTITIES THAT ARE NOT “CITIZENS OF THE UNITED STATES” AS THE TERM IS DEFINED IN SECTION 40102(a)(15) OF TITLE 49 OF THE UNITED STATES CODE. SUCH VOTING RESTRICTIONS ARE CONTAINED IN THE RESTATED CERTIFICATE OF INCORPORATION OF THE CORPORATION, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE “CERTIFICATE OF INCORPORATION”) AND THE AMENDED AND RESTATED BYLAWS OF THE CORPORATION, AS THE SAME MAY BE AMENDED OR RESTATED FROM TIME TO TIME (THE “BYLAWS”). A COMPLETE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION AND BYLAWS SHALL BE FURNISHED FREE OF CHARGE TO THE HOLDER OF SUCH SHARES OF VOTING STOCK UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION.
Article CXI.(v)    For purposes of applying the provisions of this Article XII with respect to any Voting Stock, in the event of the failure of any Person to provide the certification or other information to which the corporation is entitled pursuant to this Article XII, the

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corporation may presume that the Voting Stock in question is owned and/or controlled by Non-U.S. Citizens.
Article CXII.Section 2. Certain Definitions.
Article CXIII.(i)    “Foreign Stock Record” has the meaning given to such term in the Certificate of Incorporation.
Article CXIV.(ii)    “Non-U.S. Citizen” has the meaning given to such term in the Certificate of Incorporation.
Article CXV.(iii)    “Person” has the meaning given to such term in the Certificate of Incorporation.
Article CXVI.(iv)    “U.S. Citizen” has the meaning given to such term in the Certificate of Incorporation.
Article CXVII.(v)    “Voting Cap Amount” has the meaning given to such term in the Certificate of Incorporation.
Article CXVIII.(vi)    “Voting Stock” has the meaning given to such term in the Certificate of Incorporation.
Article CXIX.Section 3. Board Authority.
Article CXX.The Board of Directors shall have the power to determine all matters necessary to apply and determine compliance with this Article XII.
Article CXXI.ARTICLE XIII
Article CXXII.GENERAL PROVISIONS
Section 1.Execution of Corporate Contracts and Instruments. The Board of Directors, except as otherwise provided in these Bylaws, may authorize any officer or officers, or agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the corporation; such authority may be general or confined to specific instances.
Section 2.Electronic Signatures. Any document, including, without limitation, any consent, agreement, certificate or instrument, required by the Delaware General Corporation Law, the Certificate of Incorporation or these Bylaws to be executed by any officer, director, stockholder, employee or agent of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law. All other contracts, agreements, certificates or instruments to be executed on behalf of the corporation may be executed using a facsimile or other form of electronic signature to the fullest extent permitted by applicable law.
Section 3.Construction; Definitions. Unless the context requires others, the general provisions, rules of construction and definitions in the Delaware General Corporation Law shall

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govern the construction of these Bylaws. Without limiting the generality of this provision, the singular number includes the plural and the plural number includes the singular.
Article CXXIII.
Article CXXIV.
Article CXXV.* * * * *